Exhibit 99.1

Ocular Therapeutix™ Announces Second Quarter 2021 Preliminary Net Product Revenue of $11.7 Million

Company Anticipates Record Quarter for In-Market DEXTENZA Sales

Second Quarter 2021 Net Product Revenue Up Approximately 60% and In-Market Unit Volumes Up Approximately 50% Sequentially Over the First Quarter of 2021

BEDFORD, Mass.--(BUSINESS WIRE)— July 22, 2021 -- Ocular Therapeutix, Inc. (NASDAQ:OCUL), a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, today reported preliminary net product revenue for the quarter ended June 30, 2021, and in-market unit sales for June 2021.

The Company is reporting preliminary second quarter 2021 total net product revenue of approximately $11.7 million, representing a greater than 600% year-over-year increase versus the second quarter 2020 and an approximately 60% sequential increase over the first quarter of 2021. Net product revenue of DEXTENZA® (dexamethasone ophthalmic insert) 0.4mg for the quarter ended June 30, 2021 is estimated to be $11.1 million, and net product revenue of ReSure® Sealant for the quarter ended June 30, 2021 is estimated to be $0.6 million.

DEXTENZA second quarter, in-market unit sales are projected to set a record of 24,990 billable inserts, an approximately 50% sequential increase over the first quarter of 2021. The Company believes this growth reflects the strong end-user demand for DEXTENZA driven by an increase in cataract procedure volumes and market share gains. June 2021 in-market unit sales are projected to set a monthly record of 9,779 billable inserts as cataract volumes continued to increase through the second quarter of 2021 after the slowing of procedures earlier in the year as a result of regional COVID surges. As previously reported, April and May in-market unit sales were 8,025 and 7,186 billable inserts, respectively. Notably, each month of the second quarter of 2021 exceeded the last month of the first quarter of 2021, which included increased end-of-the-quarter in-market unit sales to ambulatory surgical centers under the Company’s rebate program.

“We are pleased by DEXTENZA’s performance in the quarter and believe that continued physician interest and more normalized cataract procedure volumes bode well for strong growth through the remainder of the year,” said Antony Mattessich, President and CEO. “What gives us the greatest satisfaction however is knowing that more and more patients are enjoying a better experience following their ophthalmic surgeries.”

The Company expects to report quarterly financial results for the second quarter 2021 on August 9th following the close of market and provide a comprehensive business update on a conference call the same day.

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary bioresorbable hydrogel-based formulation technology. Ocular Therapeutix’s first commercial drug product, DEXTENZA®, is an FDA-approved corticosteroid for the treatment of ocular inflammation and pain following ophthalmic surgery. Ocular Therapeutix has received a target action date under the Prescription Drug User Fee Act, commonly known as PDUFA, of October 18, 2021, for a supplemental new drug application for DEXTENZA to include an additional indication for the treatment of ocular itching associated with allergic conjunctivitis. Ocular Therapeutix’s earlier stage development assets currently in Phase 1 clinical trials include OTX-TKI (axitinib intravitreal implant) for the treatment of wet AMD and other retinal diseases and OTX-TIC (travoprost intracameral implant) for the reduction of intraocular pressure in patients with primary open-angle glaucoma or ocular hypertension. Ocular Therapeutix is currently evaluating each of OTX-CSI (cyclosporine intracanalicular insert) for the chronic treatment of dry eye disease and OTX-DED (dexamethasone intracanalicular insert) for the short-term treatment of the signs and symptoms of dry eye disease in Phase 2 clinical trials. Also, in collaboration with Regeneron, OTX-AFS (aflibercept suprachoroidal injection) is in pre-clinical development as an extended-delivery formulation of aflibercept for the treatment of retinal diseases. Ocular Therapeutix's first product, ReSure® Sealant, is an FDA-approved device to prevent wound leaks in corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the commercialization of DEXTENZA®, ReSure® Sealant, or any of the Company’s product candidates; the commercial launch of, and effectiveness of reimbursement codes for, DEXTENZA; the conduct of post-approval studies of and compliance with related labeling requirements for DEXTENZA and ReSure Sealant; the development and regulatory status of the Company’s product candidates, such as the Company’s development of and prospects for approvability of DEXTENZA for additional indications including the PDUFA target action date scheduled for October 18, 2021 for allergic conjunctivitis, OTX-CSI for the chronic treatment of dry eye disease, OTX-DED for the short-term treatment of the signs and symptoms of dry eye disease, OTX-TIC for the treatment of primary open-angle glaucoma or ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-AFS as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the size of potential markets for our product candidates; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals and other Company collaborations, including any potential future costs or payments thereunder; projected net product revenue, in-market sales and other financial and operational metrics of DEXTENZA and ReSure Sealant; potential market sizes for indications targeted by the Company’s product candidates, if approved; the expected impact of the COVID-19 pandemic on the Company and its operations; the sufficiency of the Company’s cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend", "goal," "may", "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and costs involved in commercializing DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, the ability to maintain and the sufficiency of product, procedure and any other reimbursement codes for DEXTENZA, the initiation, timing, conduct and outcomes of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the Company’s ability to generate its projected net product revenue and in-market sales on the timeline expected, if at all, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the severity and duration of the COVID-19 pandemic including its effect on the Company’s and relevant regulatory authorities’ operations, any additional financing needs and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investors

Ocular Therapeutix

Donald Notman

Chief Financial Officer

dnotman@ocutx.com

or

Westwicke, an ICR Company

Chris Brinzey, 339-970-2843

Managing Director

chris.brinzey@westwicke.com

Media

Ocular Therapeutix

Scott Corning

Senior Vice President, Commercial

scorning@ocutx.com